GEORGIA PROMISSORY NOTE
(SECURED)

ON THIS 26th DAY OF April, 2019, Anderson Holiday Holdings, LLC (TIN: XX-XXX4570) and Kelby R. Anderson (SS: XXX-XX-0021), Member and Felepe T. Holiday (SS XX-XX-2733), Member of 3379 Peachtree St NE Suite 555, Atlanta, Georgia 30326, hereinafter known as the "Borrower" promises to pay to Tulsa Real Estate Fund LLC, of 3355 Lenox Road NE Suite 750, Atlanta, Georgia 30326, hereinafter known as the "Lender", the principal sum of Three hundred sixty four thousand dollars ($ 364,000.00), with interest accruing on the unpaid balance at a rate of sixteen percent (16%) per annum in accordance with GA ST T. 7, Ch. 4, Sec. 7-4-2 and 7-4-18 (Interest and Usury) of the Georgia Statutes.

1. **PAYMENTS:** Borrower shall pay

   - **INTEREST ONLY PAYMENTS** on the outstanding principal balance.

   Such installment payment shall be due and payable on the

   - 26th day of every **month** beginning on the 26th day of November, 2019.
   The first six months of interest payments, totaling $29,120.00 shall be deferred, collection of which is not waived by the Lender and shall be remitted to Lender upon repayment of Principle.

2. **DUE DATE:** The full balance on this Note, including any accrued interest and late fees, is due and payable on the 26th day of April, 2020.

3. **INTEREST DUE IN THE EVENT OF DEFAULT:** In the event that the Borrower fails to pay the note in full on the due date or has failed to make an installment payment due within 15 days of the due date, unpaid principal shall accrue interest at the rate of sixteen percent (16%) per annum OR the maximum rate allowed by law, whichever is less, until the Borrower is no longer in default.

4. **ALLOCATION OF PAYMENTS:** Payments shall be first credited any late fees due, then to interest due and any remainder will be credited to principal.

5. **PREPAYMENT:** Borrower may pre-pay this Note without penalty.

6. **LATE FEES:** If the Lender receives any installment payment more than 7 days after the date that it is due, then a late payment fee of 5% of the overdue payment of principal and interest, shall be payable with the scheduled installment payment along with any default interest due.

7. **DUE ON SALE:** This Note is secured by a security instrument described in Section 17 securing repayment of this Note, the property described in such security instrument may not be sold or transferred without the Lender's consent. If Borrower breaches this

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provision, Lender may declare all sums due under this Note immediately due and payable, unless prohibited by applicable law.

8. **ACCELERATION:** If the Borrower is in default under this Note or is in default under the security instrument securing repayment of this Note, and such default is not cured within 30 days after written notice of such default, then Lender may, at its option, declare all outstanding sums owed on this Note to be immediately due and payable, in addition to any other rights or remedies that Lender may have under the security instrument or state and federal law.

9. **ATTORNEYS' FEES AND COSTS:** Borrower shall pay all costs incurred by Lender in collecting sums due under this Note after a default, including reasonable attorneys' fees. If Lender or Borrower sues to enforce this Note or obtain a declaration of its rights hereunder, the prevailing party in any such proceeding shall be entitled to recover its reasonable attorneys' fees and costs incurred in the proceeding (including those incurred in any bankruptcy proceeding or appeal) from the non-prevailing party.

10. **WAIVER OF PRESENTMENTS:** Borrower waives presentment for payment, notice of dishonor, protest and notice of protest.

11. **NON-WAIVER:** No failure or delay by Lender in exercising Lender's rights under this Note shall be considered a waiver of such rights.

12. **SEVERABILITY:** In the event that any provision herein is determined to be void or unenforceable for any reason, such determination shall not affect the validity or enforceability of any other provision, all of which shall remain in full force and effect.

13. **INTEGRATION:** There are no verbal or other agreements which modify or affect the terms of this Note. This Note may not be modified or amended except by written agreement signed by Borrower and Lender.

14. **CONFLICTING TERMS:** In the event of any conflict between the terms of this Note and the terms of any security instrument securing payment of this Note, the terms of this Note shall prevail.

15. **NOTICE:** Any notices required or permitted to be given hereunder shall be given in writing and shall be delivered (a) in person, (b) by certified mail, postage prepaid, return receipt requested, (c) by facsimile, or (d) by a commercial overnight courier that guarantees next day delivery and provides a receipt, and such notices shall be made to the parties at the addresses listed below.

16. **EXECUTION:** The Borrower executes this Note as a principal and not as a surety. If there is more than one Borrower, each Borrower shall be jointly and severally liable under this Note.

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17. SECURITY: THIS NOTE IS SECURED BY THE FOLLOWING:

This agreement was signed the 26th day of April, 2019 by the following:

____
Lender's Signature

Jermaine D. Morrison
Lender's Printed Name

____
Borrower's Signature

Kelby Anderson
Borrower's Printed Name

____
Borrower's Signature

Felepe Holiday
Borrower's Printed Name

BORROWER ACCEPTS AND AGREES to the terms and covenants contained in this Note.

IN WITNESS WHEREOF, Borrower has executed this Note.

Signed, sealed and delivered in the presence of:

______________________ Witness

______________________ (Seal) - Borrower

______________________ Witness

______________________ (Seal) - Borrower

Notary Public, Henry County

______ **[Space Below This Line For Acknowledgement]** ______

Carrie Kirkpatrick
Notary Public
My Commission Expires July 23, 2022
Henry County, Georgia

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